UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RACKSPACE HOSTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3016523
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5000 Walzem Rd. San Antonio, Texas	78218
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-150469

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

Rackspace Hosting, Inc. (the “Registrant”) registers hereunder its Common Stock, $0.001 par value per share (the “Common Stock”). A description of the Registrant’s Common Stock and a description of the anti-takeover effects of the Registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws are incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-150469 as originally filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2008, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 30, 2008	RACKSPACE HOSTING, INC.

	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary